                                                                   Exhibit 99.4

  THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA,
                               CANADA OR JAPAN.

                              PARTIAL SHARE OFFER
                                      by

                             CARNIVAL CORPORATION

                                      for

                   up to 20% of the issued share capital of

                           P&O PRINCESS CRUISES PLC

THE PARTIAL SHARE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. (LONDON TIME), 12:00 P.M. (NEW YORK CITY TIME) ON . , 2003, UNLESS THE PARTIAL SHARE OFFER IS EXTENDED.

  .  , 2003

To Our Clients:

Enclosed for your consideration is the Partial Share Offer document dated . , 2003 (as amended or supplemented, the "Offer Document"), the Letter of Transmittal and Notice of Guaranteed Delivery relating to an offer by Carnival Corporation ("Carnival") to the shareholders of P&O Princess Cruises plc ("P&O Princess") to exchange all or part of their P&O Princess ordinary shares ("P&O Princess shares") or American Depositary Shares ("P&O Princess ADSs"), each representing four underlying P&O Princess shares and evidenced by American Depositary Receipts ("P&O Princess ADRs"), subject to an aggregate maximum of 20% of P&O Princess' outstanding share capital, for consideration of 0.3004 shares of Carnival common stock ("Carnival shares") per P&O Princess share, or
1.2016 Carnival shares for each P&O Princess ADS, upon the terms and subject to the conditions set forth in the Offer Document and the Letter of Transmittal (in the case of P&O Princess ADSs) and Form of Acceptance (in the case of P&O Princess shares) (which terms and conditions, as amended and supplemented from time to time, together constitute the "Partial Share Offer"). P&O Princess shares and P&O Princess ADSs are referred to collectively as "P&O Princess Securities."

We are (or our nominee is) the holder of record of P&O Princess ADSs evidenced by P&O Princess ADRs held by us for your account. An acceptance (directly or indirectly) of the Partial Share Offer in respect of such P&O Princess ADSs can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender P&O Princess ADSs held by us for your account. Accordingly, we request instructions as to whether you wish to have us accept the Partial Share Offer on your behalf in respect of any or all P&O Princess ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer Document and the Letter of Transmittal.

   Your attention is directed to the following:

      1. The consideration that will be given for each P&O Princess ADS tendered and exchanged is 1.2016 Carnival shares for each P&O Princess ADS.

      2. The Partial Share Offer is for up to an aggregate maximum of 20% of P&O Princess's issued share capital and is on the terms and subject to the conditions set forth in Appendix I to the Offer Document and in the Letter of Transmittal.

      3. The Partial Share Offer is not conditioned on any minimum number of P&O Princess Securities being tendered. However, the Partial Share Offer is subject to several conditions, as well as proration provisions, which are described in the Offer Document, and which you should review in detail.

      4. In the event of proration, Carnival may exchange only a portion of the P&O Princess Securities validly tendered and not properly withdrawn.

      5. THE PARTIAL SHARE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., LONDON TIME, 12:00 P.M., NEW YORK CITY TIME, ON . , 2003, UNLESS THE PARTIAL SHARE OFFER IS EXTENDED.

      6. Holders of P&O Princess ADSs will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of P&O Princess ADSs evidenced by P&O Princess ADRs to Carnival.

If you wish to have us accept the Partial Share Offer in respect of any or all of the P&O Princess ADSs evidenced by P&O Princess ADRs held by us for your account, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. If you authorize us to accept the Partial Share Offer, the Partial Share Offer will be accepted in respect of 20% of P&O Princess ADSs held by you unless otherwise indicated in such Instruction Form. Please forward your Instruction Form to us in ample time to permit us to accept the Partial Share Offer on your behalf prior to the expiration of the Partial Share Offer.

Capitalized terms and certain other terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document.

In all cases, issuance of Carnival shares for P&O Princess ADSs tendered and accepted for exchange pursuant to the Partial Share Offer will be made only after timely receipt by the U.S. Exchange Agent of (i) P&O Princess ADRs evidencing such P&O Princess ADSs (or a confirmation of a book-entry transfer of such P&O Princess ADSs to the U.S. Exchange Agent's account at a Book-Entry Transfer Facility), (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), along with any required signatures or, in connection with a book-entry transfer, an Agent's Message (as defined in the Offer Document) instead of a Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.

                               INSTRUCTION FORM

        INSTRUCTIONS WITH RESPECT TO THE OFFER BY CARNIVAL CORPORATION
          FOR UP TO 20% OF P&O PRINCESS SHARES AND P&O PRINCESS ADSs
                        EVIDENCED BY P&O PRINCESS ADRs

The undersigned acknowledge(s) receipt of your letter and the Partial Share Offer document dated . , 2003 (as amended or supplemented, the "Offer Document") and the related Letter of Transmittal, including the Instructions thereto which constitute a part thereof (as amended or supplemented, the "Letter of Transmittal" which together with the Offer Document constitute the "Partial Share Offer) relating to an offer by Carnival Corporation ("Carnival") to the shareholders of P&O Princess Cruises plc ("P&O Princess") to exchange all or part of their P&O Princess ordinary shares ("P&O Princess shares") or American Depositary Shares ("P&O Princess ADSs"), each representing four underlying P&O Princess shares and evidenced by American Depositary Receipts ("P&O Princess ADRs"), subject to an aggregate maximum of 20% of P&O Princess' outstanding share capital, for consideration of 0.3004 shares of Carnival common stock ("Carnival shares") per P&O Princess share, or 1.2016 Carnival shares for each P&O Princess ADS, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Letter of Transmittal.

This will instruct you to accept the Partial Share Offer in respect of the number of P&O Princess ADSs indicated below (or, if no numbers are indicated below, 20% of the P&O Princess ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document.

Dated: ______ ______ ____ , 2003

NUMBER OF P&O PRINCESS ADSs TO BE TENDERED: ________________________
(unless otherwise indicated, it will be assumed that the Partial Share Offer is to be accepted in respect of 20% of the P&O Princess ADSs held by us for your account.)

Account Number:___________________________________

SIGN HERE:

__________________________________________________
Signature(s)

Please print name(s)______________________________

Address(es)

__________________________________________________

__________________________________________________

Area Code and Telephone Number____________________

Employer Identification or Social Security No.____

                                      3